Exhibit 99.1

Assurant Reports Second Quarter 2023 Financial Results
Delivered Significant Earnings and EPS Growth in the Second Quarter Driven by Continued Momentum in Global Housing

Company Increases 2023 Outlook to Deliver High Single-Digit Adjusted EBITDA and Adjusted EPS Growth, Both Ex. Catastrophes

ATLANTA, August 1, 2023 — Assurant, Inc. (NYSE: AIZ), a leading global business services company that supports, protects and connects major consumer purchases, today reported results for the second quarter ended June 30, 2023.

“Overall, we are pleased with our second quarter results which were driven by significant top-line growth and improving loss experience in Global Housing. While Global Lifestyle results were down year-over-year from ongoing elevated claims in Global Automotive and lower contributions in Japan, we have seen continued strength in our U.S. Connected Living business and made significant progress in the first half of this year stabilizing international results which were impacted by headwinds in the second half of 2022,” said Assurant President and CEO Keith Demmings.

“Given our strong year-to-date performance and momentum expected in the second-half of the year, we are increasing our 2023 outlook as we now expect Adjusted EBITDA and Adjusted earnings per share, both excluding catastrophes, to increase high single-digits. In addition, we resumed share repurchases in the second quarter and expect to continue share repurchase activity for the remainder of the year as we generate strong cash flows through our differentiated business model,” Demmings added.

Note: The metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

(Unaudited)	Q2'23	Q2'22	Change	6M'23	6M'22	Change
$ in millions, except per share data
GAAP net income	156.3	52.2	199%	269.9	201.2	34%
Adjusted EBITDA[1]	323.1	257.1	26%	566.0	566.0	—%
Adjusted EBITDA, ex. reportable catastrophes[2]	336.5	277.4	21%	629.8	592.4	6%

GAAP net income per diluted share	2.90	0.95	205%	5.01	3.61	39%
Adjusted earnings per diluted share[3]	3.89	2.95	32%	6.64	6.85	(3)%
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	4.09	3.25	26%	7.57	7.22	5%

Some of the metrics throughout this press release are non-GAAP measures of performance. A full reconciliation of each non-GAAP measure to the most comparable GAAP measure can be found in the Non-GAAP Financial Measures section.

Second Quarter 2023 Summary
•GAAP net income increased to $156.3 million, compared to second quarter 2022 of $52.2 million, while net income per diluted share increased to $2.90 versus the prior year period of $0.95.
•Adjusted EBITDA, excluding reportable catastrophes2, increased to $336.5 million, compared to second quarter 2022 of $277.4 million.
•Adjusted earnings, excluding reportable catastrophes, per diluted share4, increased to $4.09, compared to second quarter 2022 of $3.25.
•Holding company liquidity was $495 million; returned $60 million to shareholders via common stock dividends and the resumption of share repurchases in the quarter.

2023 Outlook
The company now expects:
•Adjusted EBITDA, excluding reportable catastrophes6, to increase high single-digits, driven by significant growth in Global Housing, partially offset by a modest decline in Global Lifestyle.
•Adjusted earnings, excluding reportable catastrophes, per diluted share6, growth rate to approximate Adjusted EBITDA, excluding reportable catastrophes, as an increase in earnings and the impact of share repurchases are partially offset by increased depreciation expense and a higher effective tax rate.

Note: The metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

Second Quarter 2023 Consolidated Results

(Unaudited)	Q2'23	Q2'22	Change	6M'23	6M'22	Change
$ in millions

GAAP net income	156.3	52.2	199%	269.9	201.2	34%

Adjusted EBITDA
Global Lifestyle	197.0	221.0	(11)%	395.9	447.7	(12)%
Global Housing	154.6	61.0	153%	223.0	165.4	35%
Corporate and Other	(28.5)	(24.9)	(14)%	(52.9)	(47.1)	(12)%
Adjusted EBITDA[1]	323.1	257.1	26%	566.0	566.0	—%
Reportable catastrophes	13.4	20.3		63.8	26.4
Adjusted EBITDA, ex. reportable catastrophes
Global Lifestyle[2]	197.0	221.0	(11)%	396.8	447.6	(11)%
Global Housing[2]	168.0	81.3	107%	285.9	191.9	49%
Corporate and Other	(28.5)	(24.9)	(14)%	(52.9)	(47.1)	(6)%
Adjusted EBITDA, ex. reportable catastrophes[2]	336.5	277.4	21%	629.8	592.4	6%
Note: Adjusted EBITDA of the Global Lifestyle, Global Housing and Corporate and Other segments is the segment measure of profitability in our GAAP financial statements and includes reportable catastrophes. Additional details regarding key financial metrics are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

•GAAP net income increased to $156.3 million, compared to second quarter 2022 of $52.2 million. The increase was primarily due to higher earnings within Global Housing and a decrease in net unrealized losses, partially offset by lower Global Lifestyle earnings.

•GAAP net income per diluted share increased to $2.90 compared to second quarter 2022 of $0.95. The increase was primarily driven by the factors noted above.

•Adjusted EBITDA1 increased 26 percent compared to the prior year period, primarily due to strong performance in Homeowners within Global Housing, including $6.9 million of lower pre-tax reportable catastrophes, partially offset by lower results within Global Lifestyle mainly in Global Automotive. Excluding reportable catastrophes, Adjusted EBITDA2 increased 21 percent to $336.5 million, or 22 percent on a constant currency basis5, primarily due to the factors noted above.

•Adjusted earnings, excluding reportable catastrophes, per diluted share4, increased 26 percent to $4.09 compared to the prior year period, primarily from higher Global Housing segment earnings and ongoing share repurchases, partially offset by lower Global Lifestyle segment earnings.

•Net earned premiums, fees and other income from the Global Lifestyle and Global Housing segments totaled $2.65 billion compared to $2.48 billion in second quarter 2022, up 7 percent, including on a constant currency basis5, mainly from prior period sales in Global Automotive within Global Lifestyle and an increase in Homeowners within Global Housing.

Global Lifestyle

$ in millions	Q2'23	Q2'22	Change	6M'23	6M'22	Change
Adjusted EBITDA	197.0	221.0	(11)%	395.9	447.7	(12)%
Net earned premiums, fees and other income	2,108.9	2,012.6	5%	4,149.2	4,001.2	4%
•Adjusted EBITDA decreased 11 percent compared to second quarter 2022, or 10 percent on a constant currency basis5, from lower Global Automotive and Connected Living results, including the absence of a $12.9 million gain from the sale of a real estate joint venture partnership in the prior year period. Excluding the real estate joint venture partnership gain, underlying Global Lifestyle results declined $11.1 million, or 5 percent, mainly from ongoing elevated claims costs in Global Automotive and weaker results in Asia Pacific and Europe within Connected Living. This was partially offset by higher investment income across Global Lifestyle and modest growth in extended service contracts and mobile device protection results in North America.

•Net earned premiums, fees and other income increased 5 percent compared to second quarter 2022, or 6 percent on a constant currency basis5, driven by prior period sales in Global Automotive. Connected Living increased modestly from growth in extended service contracts and North American mobile subscribers, partially offset by an approximately $60 million impact from previously disclosed mobile program contract changes as well as runoff mobile programs.

Global Housing

$ in millions	Q2'23	Q2'22	Change	6M'23	6M'22	Change
Adjusted EBITDA	154.6	61.0	153%	223.0	165.4	35%
Reportable catastrophes	13.4	20.3		62.9	26.5
Adjusted EBITDA, ex. reportable catastrophes[2]	168.0	81.3	107%	285.9	191.9	49%
Net earned premiums, fees and other income	536.6	466.4	15%	1,041.9	923.7	13%
•Adjusted EBITDA increased 153 percent compared to the second quarter 2022, primarily due to significant growth in Homeowners from higher lender-placed net earned premiums and lower non-catastrophe loss experience, including a $40.0 million year-over-year decrease in prior period reserve development. Second quarter 2023 included $13.4 million of reportable catastrophes, compared to $20.3 million in the prior year period. Excluding reportable catastrophes, Adjusted EBITDA2 increased 107 percent primarily due to the factors noted above.

•Net earned premiums, fees and other income increased 15 percent compared to second quarter 2022, largely driven by Homeowners from increases in lender-placed policies in-force as well as higher average insured values and premium rates to address increased claims severity which accelerated in the second quarter of last year.

Corporate and Other

$ in millions	Q2'23	Q2'22	Change	6M'23	6M'22	Change
Adjusted EBITDA	(28.5)	(24.9)	(14)%	(52.9)	(47.1)	(12)%
•Adjusted EBITDA loss increased in second quarter 2023 compared to the prior year period, primarily due to lower net investment income from lower asset balances.

Holding Company Liquidity Position
•Holding company liquidity totaled $495 million as of June 30, 2023, or $270 million above the company’s targeted minimum level of $225 million.

Dividends paid by operating segments to the holding company in second quarter 2023 totaled $180 million.

•Share repurchases and common stock dividends totaled $60 million in second quarter 2023. During second quarter 2023, Assurant repurchased approximately 157 thousand shares of common stock for $20 million and paid $40 million in common stock dividends. From July 1 through July 28, 2023, the company repurchased an additional 74 thousand shares for approximately $10 million, with $245 million remaining under the current repurchase authorization.

2023 Company Outlook6
Note: Some of the metrics included within the company’s outlook are non-GAAP financial measures and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile to the GAAP measures, the probable significance of which cannot be determined. More information can be found in the Non-GAAP Financial Measures section.

Based on current market conditions, for full-year 2023, the company now expects:

$ in millions, except per share data	FY 2022	Q2’23 YTD	2023 Outlook[6]
Adjusted EBITDA, ex. reportable catastrophes[2]	1,128.3	629.8	High single-digit growth
Adjusted earnings, ex. reportable catastrophes, per diluted share[4]	$13.61	$7.57	Growth rate to approximate Adjusted EBITDA, ex. reportable catastrophes
•Adjusted EBITDA, excluding reportable catastrophes6, to increase by high single-digits, as significant growth in Global Housing is partially offset by a modest decline in Global Lifestyle.
◦Global Housing Adjusted EBITDA, excluding reportable catastrophes6, is expected to grow significantly, driven by strong performance in Homeowners reflecting higher lender-placed net earned premiums combined with improving non-catastrophe loss experience, including favorable prior period reserve development. In addition, expense savings are expected to be realized over the course of the year. Catastrophe reinsurance costs are expected to be up modestly, weighted towards second half 2023.
◦Global Lifestyle Adjusted EBITDA, is expected to decline modestly, largely driven by Global Automotive from elevated claims costs and less international contributions, including lower volumes and the impact of foreign exchange. The decline will be partially offset by higher investment income, expense savings to be realized over the course of the year, and modest underlying Connected Living growth in North America.
◦Corporate and Other Adjusted EBITDA loss is expected to be approximately $105 million as the company continues to drive expense leverage.

•Adjusted earnings, excluding reportable catastrophes, per diluted share6 growth rate to approximate growth in Adjusted EBITDA, excluding reportable catastrophes. The company expects depreciation expense of approximately $110 million, interest expense of approximately $110 million, and an effective tax rate of approximately 22 to 24 percent.

•Business segment dividends to approximate 65% of segment Adjusted EBITDA, including reportable catastrophes, which takes into account the previously announced restructuring plan. This is subject to the business and investment portfolio performance, and rating agency and regulatory capital requirements.

•Capital deployment priorities to focus on maintaining a strong financial position, supporting business growth by funding investments and M&A, and returning capital to shareholders through common stock dividends and share repurchases, subject to Board approval.

Earnings Conference Call
The second quarter 2023 earnings conference call and webcast will be held on Wednesday, August 2, 2023 at 8:00 a.m. ET. The live and archived webcast, along with supplemental information, will be available on Assurant’s Investor Relations website:
https://ir.assurant.com/investor/default.aspx

About Assurant
Assurant, Inc. (NYSE: AIZ) is a leading global business services company that supports, protects and connects major consumer purchases. A Fortune 500 company with a presence in 21 countries, Assurant supports the advancement of the connected world by partnering with the world’s leading brands to develop innovative solutions and to deliver an enhanced customer experience through mobile device solutions, extended service contracts, vehicle protection services, renters insurance, lender-placed insurance products and other products.

Learn more at assurant.com or on Twitter @Assurant.

Media Contacts:
Linda Recupero
Senior Vice President, Global Enterprise Communications
Phone: 201.519.9773
linda.recupero@assurant.com

Stacie Sherer
Vice President, Corporate Communications
Phone: 917.420.0980
stacie.sherer@assurant.com
Investor Relations Contacts:
Suzanne Shepherd
Senior Vice President, Investor Relations and Sustainability
Phone: 201.788.4324
suzanne.shepherd@assurant.com

Sean Moshier
Vice President, Investor Relations
Phone: 914.204.2253
sean.moshier@assurant.com

Safe Harbor Statement
Some of the statements in this news release and its exhibits, including our outlook, business and financial plans and any statements regarding the company’s anticipated future financial performance, business prospects, growth and operating strategies and similar matters, may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.

You can identify forward-looking statements by the use of words such as “outlook,” “objective,” “will,” “may,” “can,” “anticipates,” “expects,” “estimates,” “projects,” “intends,” “plans,” “believes,” “targets,” “forecasts,” “potential,” “approximately,” and the negative version of those words and other words and terms with a similar meaning. Any forward-looking statements contained in this news release or its exhibits are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that our future plans, estimates or expectations will be achieved. Our actual results might differ materially from those projected in the forward-looking statements. We undertake no obligation to update or review any forward-looking statement, whether as a result of new information, future events or other developments. The following factors could cause our actual results to differ materially from those currently estimated by management, including those projected in the company outlook:
i.the loss of significant clients, distributors or other parties with whom we do business, or if we are unable to renew contracts with them on favorable terms, or if they disintermediate us, or if those parties face financial, reputational or regulatory issues;
ii.significant competitive pressures, changes in customer preferences and disruption;
iii.the failure to execute our strategy, including through the continuing service of key executives, senior leaders, highly-skilled personnel and a high-performing workforce;
iv.the failure to find suitable acquisitions at attractive prices, integrate acquired businesses or divest of non-strategic businesses effectively or identify new areas for organic growth;
v.our inability to recover should we experience a business continuity event;
vi.the failure to manage vendors and other third parties on whom we rely to conduct business and provide services to our clients;
vii.risks related to our international operations;
viii.declines in the value and availability of mobile devices, and export compliance or other risks in our mobile business;
ix.our inability to develop and maintain distribution sources or attract and retain sales representatives and executives with key client relationships;
x.risks associated with joint ventures, franchises and investments in which we share ownership and management with third parties;
xi.the impact of catastrophe and non-catastrophe losses, including as a result of the current inflationary environment and climate change;
xii.negative publicity relating to our business, industry or clients;
xiii.the impact of general economic, financial market and political conditions and conditions in the markets in which we operate, including the current inflationary environment;
xiv.the adequacy of reserves established for claims and our inability to accurately predict and price for claims and other costs;
xv.a decline in financial strength ratings of our insurance subsidiaries or in our corporate senior debt ratings;
xvi.fluctuations in exchange rates, including in the current environment;
xvii.an impairment of goodwill or other intangible assets;
xviii.the failure to maintain effective internal control over financial reporting;
xix.unfavorable conditions in the capital and credit markets;
xx.a decrease in the value of our investment portfolio, including due to market, credit and liquidity risks, and changes in interest rates;
xxi.an impairment in the value of our deferred tax assets;
xxii.the unavailability or inadequacy of reinsurance coverage and the credit risk of reinsurers, including those to whom we have sold business through reinsurance;
xxiii.the credit risk of some of our agents, third-party administrators and clients;
xxiv.the inability of our subsidiaries to pay sufficient dividends to the holding company and limitations on our ability to declare and pay dividends or repurchase shares;
xxv.limitations in the analytical models we use to assist in our decision-making;
xxvi.the failure to effectively maintain and modernize our information technology systems and infrastructure, or the failure to integrate those of acquired businesses;

xxvii.breaches of our information technology systems or those of third parties with whom we do business, or the failure to protect the security of data in such systems, including due to cyberattacks and as a result of working remotely;
xxviii.the costs of complying with, or the failure to comply with, extensive laws and regulations to which we are subject, including those related to privacy, data security, data protection and tax;
xxix.the impact of litigation and regulatory actions;
xxx.reductions or deferrals in the insurance premiums we charge;
xxxi.changes in insurance, tax and other regulations, including the Inflation Reduction Act of 2022;
xxxii.volatility in our common stock price and trading volume; and
xxxiii.employee misconduct.

For additional information on factors that could affect our actual results, please refer to the factors identified in the reports we file with the U.S. Securities and Exchange Commission, including the risk factors identified in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Non-GAAP Financial Measures
Assurant uses the following non-GAAP financial measures to analyze the company’s operating performance. Assurant’s non-GAAP financial measures should not be considered in isolation or as a substitute for GAAP financial measures. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.

(1)Assurant uses Adjusted EBITDA as an important measure of the company’s operating performance. Assurant defines Adjusted EBITDA as net income, excluding net realized losses (gains) on investments and fair value changes to equity securities, non-core operations, restructuring costs related to strategic exit activities, Assurant Health runoff operations, interest expense, provision (benefit) for income taxes, depreciation expense, amortization of purchased intangible assets, as well as other highly variable or unusual items. The company believes this metric provides investors with an important measure of the company’s operating performance because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted EBITDA, revenue generated from such intangible assets is included within the revenue in determining Adjusted EBITDA. The comparable GAAP measure is net income. See Note 2 below for a full reconciliation.
(2)Adjusted EBITDA, Excluding Reportable Catastrophes: Assurant uses Adjusted EBITDA (defined above), excluding reportable catastrophes (which represents individual catastrophic events that generate losses in excess of $5.0 million, pre-tax, net of reinsurance and client profit sharing adjustments and including reinstatement and other premiums), as another important measure of the company’s operating performance. The company believes this metric provides investors with an important measure of the company’s operating performance for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income.

(UNAUDITED)	2Q	2Q	6 Months	6 Months	12 Months
($ in millions)	2023	2022	2023	2022	2022
GAAP net income	$156.3	$52.2	$269.9	$201.2	$276.6
Less:
Interest expense	27.2	27.2	54.2	54.1	108.3
Provision for income taxes	48.0	17.7	81.5	43.9	73.3
Depreciation expense	25.4	21.8	51.8	42.1	86.3
Amortization of purchased intangible assets	18.7	17.0	37.4	34.6	69.7
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	20.0	76.4	30.6	138.8	179.7
Non-core operations	30.2	36.7	42.4	42.2	79.5
Restructuring costs	(1.3)	0.2	5.1	0.2	53.1
Assurant Health runoff operations	—	0.5	(7.5)	0.5	0.6
Other adjustments(1)	(1.4)	7.4	0.6	8.4	29.1
Adjusted EBITDA	323.1	257.1	566.0	566.0	956.2
Reportable catastrophes	13.4	20.3	63.8	26.4	172.1
Adjusted EBITDA, excluding reportable catastrophes	$336.5	$277.4	$629.8	$592.4	$1,128.3
(1)Additional details about the components of Other adjustments and other key financial metrics throughout this press release are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(UNAUDITED)	2Q 2023		2Q 2022
	Global Lifestyle	Global Housing	Global Lifestyle	Global Housing
($ in millions)
Adjusted EBITDA	$197.0	$154.6	$221.0	$61.0
Reportable catastrophes	—	13.4	—	20.3
Adjusted EBITDA, excluding reportable catastrophes	$197.0	$168.0	$221.0	$81.3

(UNAUDITED)	6 Months 2023		6 Months 2022
	Global Lifestyle	Global Housing	Global Lifestyle	Global Housing
($ in millions)
Adjusted EBITDA	$395.9	$223.0	$447.7	$165.4
Reportable catastrophes	0.9	62.9	(0.1)	26.5
Adjusted EBITDA, excluding reportable catastrophes	$396.8	$285.9	$447.6	$191.9

(3)Adjusted Earnings per Diluted Share: Assurant uses Adjusted earnings per diluted share as an important measure of the company’s stockholder value. Assurant defines Adjusted earnings per diluted share as net income, excluding net realized losses (gains) on investments and fair value changes to equity securities, amortization of purchased intangible assets, non-core operations, restructuring costs related to strategic exit activities, Assurant Health runoff operations, as well as other highly variable or unusual items, divided by the weighted average diluted shares outstanding. The company believes this metric provides investors with an important measure of stockholder value because it excludes items that do not represent the ongoing operations of the company, and therefore (i) enhances management’s and investors’ ability to analyze the ongoing operations of its businesses and (ii) facilitates comparisons of its operating performance over multiple periods, including because the amortization expense associated with purchased intangible assets may fluctuate from period to period based on the timing, size, nature and number of acquisitions. Although the company excludes amortization of purchased intangible assets from Adjusted earnings, revenue generated from such intangible assets is included within the revenue in determining Adjusted earnings. The comparable GAAP measure is net income per diluted share, defined as net income, divided by the weighted average diluted shares outstanding. See Note 4 below for a full reconciliation.

(4)Adjusted Earnings, Excluding Reportable Catastrophes, per Diluted Share: Assurant uses Adjusted earnings, excluding reportable catastrophes, per diluted share (each as defined above) as another important measure of the company's stockholder value. The company believes this metric provides investors with an important measure of stockholder value for the reasons noted above, and because it excludes reportable catastrophes, which can be volatile. The comparable GAAP measure is net income per diluted share (defined above).

(UNAUDITED)	2Q	2Q	6 Months	6 Months	12 Months
($ in millions)	2023	2022	2023	2022	2022
GAAP net income	$156.3	$52.2	$269.9	$201.2	$276.6
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	20.0	76.4	30.6	138.8	179.7
Amortization of purchased intangible assets	18.7	17.0	37.4	34.6	69.7
Non-core operations	30.2	36.7	42.4	42.2	79.5
Restructuring costs	(1.3)	0.2	5.1	0.2	53.1
Assurant Health runoff operations	—	0.5	(7.5)	0.5	0.6
Other adjustments	(1.4)	7.4	0.6	8.4	29.1
Benefit for income taxes	(13.0)	(28.0)	(21.1)	(44.9)	(78.8)
Adjusted earnings	209.5	162.4	357.4	381.0	609.5
Reportable catastrophes, pre-tax	13.4	20.3	63.8	26.4	172.1
Tax impact of reportable catastrophes	(2.8)	(4.2)	(13.4)	(5.5)	(36.2)
Adjusted earnings, excluding reportable catastrophes	$220.1	$178.5	$407.8	$401.9	$745.4

(UNAUDITED)	2Q	2Q	6 Months	6 Months	12 Months
	2023	2022	2023	2022	2022
GAAP net income per diluted share(1)	$2.90	$0.95	$5.01	$3.61	$5.05
Adjustments, pre-tax:
Net realized losses on investments and fair value changes to equity securities	0.37	1.39	0.57	2.49	3.28
Amortization of purchased intangible assets	0.35	0.31	0.69	0.62	1.27
Non-core operations	0.56	0.67	0.79	0.76	1.45
Restructuring costs	(0.03)	—	0.09	—	0.97
Assurant Health runoff operations	—	0.01	(0.14)	0.01	0.01
Other adjustments	(0.02)	0.13	0.01	0.17	0.54
Benefit for income taxes	(0.24)	(0.51)	(0.38)	(0.81)	(1.44)
Adjusted earnings, per diluted share	3.89	2.95	6.64	6.85	11.13
Reportable catastrophes, pre-tax	0.25	0.37	1.18	0.47	3.14
Tax impact of reportable catastrophes	(0.05)	(0.07)	(0.25)	(0.10)	(0.66)
Adjusted earnings, excluding reportable catastrophes, per diluted share	$4.09	$3.25	$7.57	$7.22	$13.61
(1)Information on the share counts used in the per share calculations throughout this press release are included in the Financial Supplement located on Assurant’s Investor Relations website: https://ir.assurant.com/investor/default.aspx

(5)Constant Currency: Represents a non-GAAP financial measure. Excludes the impact of changes in foreign currency exchange rates used in the translation of the income statement because they can be volatile. These amounts are calculated by translating the comparable prior period results at the weighted average foreign currency exchange rates used in the current period, and it excludes the impact of foreign exchange transaction gains (losses) associated with the remeasurement of non-functional currencies. The company believes this information allows investors to identify the significance of changes in foreign currency exchange rates in period-to-period comparisons.

(UNAUDITED)	Constant Currency
2Q 2023
Percentage change in Global Lifestyle and Global Housing net earned premiums, fees and other income:
Including FX impact	6.7%
FX impact	(0.7)%
Excluding FX impact	7.4%

Percentage change in Global Lifestyle net earned premiums, fees and other income:
Including FX impact	4.8%
FX impact	(0.8)%
Excluding FX impact	5.6%

Percentage change in GAAP net income, including FX impact	199.4%
Percentage change in Adjusted EBITDA, including FX impact	25.7%
Percentage change in Adjusted EBITDA, excluding reportable catastrophes:
Including FX impact	21.3%
FX impact	(1.0)%
Excluding FX impact	22.3%

Percentage change in Global Lifestyle Adjusted EBITDA:
Including FX impact	(10.9)%
FX impact	(1.3)%
Excluding FX impact	(9.6)%

(6)The company outlook for Adjusted earnings, excluding reportable catastrophes, per diluted share and Adjusted EBITDA, excluding reportable catastrophes, for Assurant and Global Housing, each constitute forward-looking non-GAAP information and the company believes that it cannot, without unreasonable efforts, forecast certain information needed to reconcile such forward-looking non-GAAP information to the most comparable GAAP measure, the probable significance of which cannot be determined. The company is able to quantify a full-year estimate of interest expense, depreciation expense and amortization of purchased intangible assets, each on a pre-tax basis, which are expected to be approximately $110 million, $110 million and $76 million, respectively. Many of the other GAAP components cannot be reliably quantified due to the combination of variability and volatility of such components and may, depending on the size of the components, have a significant impact on the reconciliation.

Assurant, Inc.
Consolidated Statement of Operations (unaudited)
Three and Six Months Ended June 30, 2023 and 2022

	2Q		6 Months
	2023	2022	2023	2022
($ in millions except number of shares and per share amounts)
Revenues
Net earned premiums	$2,343.0	$2,168.9	$4,608.5	$4,305.3
Fees and other income	295.7	325.2	578.4	647.6
Net investment income	112.9	92.0	218.1	178.3
Net realized losses on investments and fair value changes to equity securities	(20.0)	(76.4)	(30.6)	(138.8)
Total revenues	2,731.6	2,509.7	5,374.4	4,992.4
Benefits, losses and expenses
Policyholder benefits	632.5	600.0	1,278.1	1,090.0
Underwriting, selling, general and administrative expenses	1,867.6	1,811.7	3,690.8	3,602.3
Interest expense	27.2	27.2	54.2	54.1
Loss (gain) on extinguishment of debt	—	0.9	(0.1)	0.9
Total benefits, losses and expenses	2,527.3	2,439.8	5,023.0	4,747.3
Income before provision for income taxes	204.3	69.9	351.4	245.1
Provision for income taxes	48.0	17.7	81.5	43.9
Net income	$156.3	$52.2	269.9	201.2

Net income per share:
Basic	$2.91	$0.96	$5.03	$3.65
Diluted	$2.90	$0.95	$5.01	$3.61

Common stock dividends per share	$0.70	$0.68	$1.40	$1.36

Share data:
Basic weighted average shares outstanding	53,745,611	54,607,321	53,619,711	55,190,104

Diluted weighted average shares outstanding	53,889,682	55,014,947	53,843,035	55,663,946

Assurant, Inc.
Consolidated Condensed Balance Sheets (unaudited)
At June 30, 2023 and December 31, 2022

	June 30,	December 31,
	2023	2022
	($ in millions)
Assets
Investments and cash and cash equivalents	$9,390.3	$9,061.2
Reinsurance recoverables	6,636.6	6,999.4
Deferred acquisition costs	9,818.5	9,677.1
Goodwill	2,606.3	2,603.0
Value of business acquired	166.4	262.8
Other assets	4,486.6	4,513.8
Total assets	$33,104.7	$33,117.3

Liabilities
Policyholder benefits and claims payable	$2,543.7	$2,717.9
Unearned premiums	19,931.3	19,802.4
Debt	2,129.4	2,129.9
Accounts payable and other liabilities	4,014.3	4,238.4
Total liabilities	28,618.7	28,888.6

Stockholders’ equity
Equity, excluding accumulated other comprehensive loss	5,408.7	5,214.9
Accumulated other comprehensive loss	(922.7)	(986.2)
Total equity	4,486.0	4,228.7
Total liabilities and equity	$33,104.7	$33,117.3